UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 12, 2024
INCYTE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-12400	94-3136539
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1801 Augustine Cut-Off Wilmington, DE	19803
(Address of principal executive offices)	(Zip Code)
(302) 498-6700
(Registrant’s telephone number,
including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $.001 par value per share	INCY	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b—2 of the Securities Exchange Act of 1934 (§ 240.12b—2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders
The following actions were taken at the Annual Meeting of Stockholder of Incyte Corporation (the "Company") held on June 12, 2024:
1.The following Directors were elected:

	For	Against	Abstain	Broker Non-Votes
Julian C. Baker	171,152,289	19,853,918	957,212	11,059,781
Jean-Jacques Bienaimé	180,951,049	10,167,668	844,702	11,059,781
Otis W. Brawley	189,408,403	1,561,259	993,757	11,059,781
Paul J. Clancy	181,506,850	9,583,918	872,651	11,059,781
Jacqualyn A. Fouse	186,305,083	4,816,883	841,453	11,059,781
Edmund P. Harrigan	189,764,032	1,350,500	848,887	11,059,781
Katherine A. High	189,998,522	1,096,720	868,177	11,059,781
Hervé Hoppenot	175,384,686	13,052,292	3,526,441	11,059,781
Susanne Schaffert	188,005,934	2,938,829	1,018,656	11,059,781
2.    The compensation of the Company's named executive officers was approved, on a non-binding advisory basis.

For	Against	Abstain	Broker Non-Votes
171,688,040	19,939,207	336,172	11,059,781
3.     The appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the 2024 fiscal year was ratified.

For	Against	Abstain
186,582,934	15,526,936	913,330

Item 9.01 Financial Statements and Exhibits.
(d)Exhibits.

Exhibits	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2024
INCYTE CORPORATION

	By:	/s/ Sheila Denton
Sheila Denton
Executive Vice President and General Counsel
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